Exhibit 99.1 RYAN BECK CONFERENCE November 2, 2005

This presentation may contain, in addition to historical information, various "forward-looking statements" that represent our judgment concerning the future and are subject to risks and uncertainties that could cause Southern Community's actual operating results and financial position to differ materially from those projected in the forward-looking statements. Such forward-looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. We caution that any such forward- looking statements are further qualified by important factors that could cause Southern Community's actual operating results and financial position to differ materially from the forward-looking statements, including without limitation considerations described in connection with specific forward looking statements. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this presentation. FORWARD-LOOKING STATEMENTS -3-

Corporate Profile CORPORATE PROFILE Started - November 18, 1996 State Chartered, Fed Member and Report to the SEC SCFC Operates 19 Banking Offices in 8 Counties LPO in Raleigh, NC by year end VCS Management, LLC Small Business Investment Company -5-

Corporate & Financial Highlights CORPORATE & FINANCIAL HIGHLIGHTS In our nine years of existence we have: Leveraged an experienced and entrepreneurial management team Expanded into contiguous counties through organic growth and an acquisition in 2004 which added 10 banking offices and increased assets to over $1 billion. Expanded Mortgage Operations through acquisition of two residential mortgage offices; one in Cornelius, North Carolina and the other in Lexington, South Carolina Created a diverse, full service financial institution for the long term Pay Quarterly dividend - currently $.03 per share Became 3rd largest community bank headquartered in N. C.; largest in the Triad -7-

Corporate & Financial Highlights CORPORATE & FINANCIAL HIGHLIGHTS In our nine years of existence we have: Built $136.5 million in equity, 17.7 million shares outstanding Market Capitalization of $162.7 million (as of 9/30/05) Implemented a strong credit culture As of September 30, 2005: NPLs of $3.8 million (0.44% of loans) NPAs of $4.1 million (0.32% of assets) $11.77 million reserves (1.37% of loans; 314% of NPLs) Positioned competitively to transition new relationships Reputation for service, community focus -9-

Target Market TARGET MARKETS Small & Medium Sized Businesses Owners Managers Professionals & Middle Managers of Locally Based Companies Residential Builders / Developers Retail Customers Population for the Piedmont Triad (one of the top 50 MSAs) is expected to grow 15% by 2010. FedEx will construct a hub at Piedmont Triad International Airport (Greensboro), while Dell has opened its largest computer assembly plant in Winston-Salem. N.C. is the 9th fastest growing state and 6th most visited. -11-

Branch Network BRANCH NETWORK Current Branches Current Loan Office Pending Branch CHARLOTTE WINSTON-SALEM GREENSBORO HIGH POINT -13-

CONSOLIDATION CREATES OPPORTUNITY Wachovia - their target customer is larger- $50MM -$100MM in sales Bank of America-National Retail Strategy - abandoned local base SunTrust / Acquired NCFC /Acquired CCB- which operated as a N.C. Community bank. Less decision making in our market. (Total of $1.2 billion in deposits in Forsyth and Guilford Counties) Royal Bank of Canada / Centura- focused internally BBT- focus has been on acquisitions out of state. -15-

SOUTHERN COMMUNITY STRATEGY Truly take care of the Customer - Personal Service We protect our customer relationships Speed of decision making Credit Process - Officers involved in credit decisions Accessibility and experience of Management Team Intensive and consistent calling effort Commercial Bank structure Outstanding local people - Local Executives Transition customers with full service capabilities -17- How We Compete

FINANCIAL PROFILE At or for the nine months ended September 30, 2005: TOTAL ASSETS: $1.3 Billion NET LOANS: $845.1 Million DEPOSITS: $896.6 Million EQUITY: $136.5 Million NET INCOME: $6.1 Million EPS: $0.34 Diluted -19-

LOAN GROWTH 36% CAGR NET LOANS -21-

EPS GROWTH The average annual EPS growth has been approximately 46% for the periods shown. EARNINGS PER SHARE (DILUTED) -23-

RELATIVE COMPARISON GRAPH (1997-Present) -25- Initial investors have seen a return of 2.83 times their investment or a CAGR of 12.5%

FOCUS AND STRATEGY Our Future Strategy: Expand Market Through de novo Locations or Accretive Acquisitions Diversify Our Revenue -Expand Mortgage Operations -Build Southern Community Advisors our Wealth Management Division Leverage Commercial Bank-Loans Leverage Infrastructure and People Enhance Profitability -Build core deposit base -Build annuitized income - Improve margins -27-